ASSET PURCHASE AGREEMENT
                                      AMONG
                     MANTECH SYSTEMS SOLUTIONS CORPORATION,
                            ENTERPRISE SOFTWARE, INC.
                                       AND
                        REVIVE TECHNOLOGIES INCORPORATED












                                 APRIL 16, 1999



                                TABLE OF CONTENTS
                                                                                                                Page

Section 1.     Incorporation of Preamble and Recitals.............................................................1

Section 2.     Purchase and Sale of Assets........................................................................1
     2.1       Method of Transfer.................................................................................2
     2.2       Limited Assumption of Liabilities..................................................................2
     2.3       Purchase Price and Method of Payment...............................................................2
     2.4       Adjustments to Purchase Price......................................................................2
     2.5       Allocation of Purchase Price.......................................................................4
     2.6       Adjustments and Proration..........................................................................4

Section 3.     Non-Compete........................................................................................5

Section 4.     Employees or Consultants...........................................................................5

Section 5.     Representations and Warranties of Seller...........................................................5
     5.1       Organization and Standing..........................................................................5
     5.2       Financial Statement................................................................................5
     5.3       Unbooked Losses....................................................................................5
     5.4       Taxes..............................................................................................6
     5.5       Assets.............................................................................................6
     5.6       Leases.............................................................................................6
     5.7       Contracts..........................................................................................7
     5.8       Proposals..........................................................................................7
     5.9       Litigation and Disputes............................................................................7
     5.10      Environmental......................................................................................7
     5.11      Intellectual Property..............................................................................8
     5.12      Employment Practices/Health Claims.................................................................9
     5.13      Authorization......................................................................................9
     5.14      Absence of Violation..............................................................................10
     5.15      Binding Obligation................................................................................10
     5.16      Books and Records.................................................................................10
     5.17      Brokers and Consultants...........................................................................10
     5.18      Complete Disclosure...............................................................................10

Section 6.     Representations and Warranties of Buyer...........................................................10
     6.1       Organization and Standing.........................................................................10
     6.2       Authorization.....................................................................................10
     6.3       Binding Obligation................................................................................11
     6.4       Brokers and Consultants...........................................................................11
     6.5       Absence of Violation..............................................................................11
     6.6       Litigation........................................................................................11


Section 7.     Covenants and Further Agreements..................................................................12
     7.1       Expenses..........................................................................................12
     7.2       Performance of Contracts..........................................................................12
     7.3       Corporate Name/Trademark..........................................................................12
     7.4       No Publicity......................................................................................13
     7.5       Reliance Upon and Survival of Representations and Warranties......................................13
     7.6       Indemnification...................................................................................13
     7.7       Access to Records.................................................................................16
     7.8       Non-Solicitation..................................................................................16
     7.9       Further Assurances................................................................................16
     7.10      Bulk Sales Laws...................................................................................16
     7.11      Employment of Christopher Tett....................................................................16
     7.12      Reimbursement Payment.............................................................................16
     7.13      Certain Tax Returns...............................................................................17

Section 8.     Conditions to the Obligations of Seller...........................................................17
     8.1       Representations and Warranties....................................................................17
     8.2       Performance.......................................................................................17
     8.3       Documents at Closing..............................................................................17
     8.4       Consents and Approvals............................................................................17
     8.5       Releases..........................................................................................17

Section 9.     Conditions to the Obligations of Buyer............................................................17
     9.1       Representations and Warranties....................................................................17
     9.2       Performance.......................................................................................18
     9.3       Access to Information.............................................................................18
     9.4       Consents..........................................................................................18
     9.5       Deferred Compensation.............................................................................18
     9.6       Documents at Closing..............................................................................18

Section 10.    The Closing.......................................................................................18
     10.1      In General........................................................................................18
     10.2      Deliveries at Closing.............................................................................18

Section 11.    Benefit; No Third Party Beneficiaries.............................................................20

Section 12.    Adequate Representation...........................................................................20

Section 13.    Notices...........................................................................................20

Section 14.    Entire Agreement..................................................................................21

Section 15.    Governing Law.....................................................................................22

Section 16.    Waiver............................................................................................22

Section 17.    Execution in Counterparts.........................................................................22

Section 18.    Severability......................................................................................22

Section 19.    Descriptive Headings..............................................................................23

Section 20.    Construction......................................................................................23

Section 21.    Definitions.......................................................................................23

                                    SCHEDULES


     5.2       Financial Statements
     5.3       Unbooked Losses
     5.4       Outstanding Tax Returns
     5.5       Material Assets Not Included on Other Schedules
     5.6       Material Leases and Other Agreements
     5.7       Seller's Contracts
     5.8       Outstanding Written Proposals
     5.9       Litigation and Disputes
     5.10(a)   Environmental Law Compliance
     5.10(b)   Notification of Environmental Law Violations
     5.10(c)   Environmental Law Permits and Authorizations
     5.10(d)   Threatened Environmental Claims
     5.10(e)   Hazardous Material Claims
     5.10(f)   Storage of Hazardous Materials
     5.10(g)   Seller's Methods of Inspection, Testing, Assessment and
               Remediation
     5.11      Intellectual Property
     5.13      Seller's Outstanding Authorizations
     6.2       Buyer's Outstanding Authorizations
     8.5       Employee Releases
     9.5       Deferred Compensation
     21(r)     Excluded Assets
     21(jj)    Trademarks

                                    EXHIBITS

     A. REVIVE Technologies Incorporated Consolidated Balance Sheet as of December 31, 1998
     B.        Unsecured Promissory Note
     C.        Non-Competition Agreement
     D.        Bill of Sale
     E.        Assignment and Assumption Agreement

                                                                  EXECUTION COPY


                            Asset Purchase Agreement
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of April 16, 1999, by and among: REVIVE Technologies Incorporated, a Delaware corporation, having an address at 230 E. Main Street, Suite 200, Carnegie, Pennsylvania 15106 (hereinafter referred to as "Seller"); Enterprise Software, Inc., a Delaware corporation, Revive's parent corporation and a party hereto solely for purposes of Sections 7.6 and 9.5 hereof (hereinafter referred to as "Parent Company"),
   --------------------
having an address at 8415 Explorer Drive, Colorado Springs, Colorado 80920; and ManTech Systems Solutions Corporation, a Virginia corporation (hereinafter referred to as "Buyer"), having an address at 12015 Lee Jackson Highway, Fairfax, Virginia 22033-3300. Seller and Buyer are sometimes also referred to herein individually as "Party" and collectively as "Parties", otherwise capitalized terms appearing herein shall have the meanings set forth in Section
                                                                         -------
21.
--
                                    RECITALS

         WHEREAS, Seller is in the business of designing legacy software conversion products and providing legacy software conversion services in connection therewith (the "Business");

         WHEREAS, as part of the Business, Seller owns and employs certain proprietary technology used for the conversion of certain database management systems also known as the "REVIVE WORx" (the "Technology"); and

         WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to purchase from Seller and Seller desires to sell and transfer to Buyer the Assets, and Buyer has agreed to assume certain Liabilities related to the Business as contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the agreements, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1.        INCORPORATION OF PREAMBLE AND RECITALS

1.1 The preamble and recitals set forth above are an integral part of this Agreement, evidencing the intent of the Parties in executing this Agreement and describing the circumstances surrounding its execution. The preamble and recitals are by express reference made a part of the promises contained in this Agreement and this Agreement shall be construed in light of them.

SECTION 2.        PURCHASE AND SALE OF ASSETS.

2.1 Method of  Transfer.  At  the  Closing, subject  to Sections 8 and 9 herein,
    -------------------                                 ----------     -
Buyer hereby agrees to purchase and accept, and Seller hereby agrees to sell, transfer, assign, deliver and convey by bills of sale, assignments and other instruments of transfer and conveyance to vest in Buyer all of Seller's right, title and interest in, free and clear of all Encumbrances, the Assets, including, but not limited to, the Technology, Intellectual Property, Current Assets, property and equipment, office supplies, customer lists, goodwill and, subject to assignment or subcontract as provided in Section 7.2 hereof,
                                                           ------------
contracts, written agreements, leases, current contract backlog, rights, options and proposals and any documents, materials or property, tangible or intangible relating to the foregoing and such other assets of the Business, in each case as the same shall exist on the Closing Date, as particularly described herein, including the Schedules hereto.

2.2 Limited  Assumption  of  Liabilities.  With the  exception  of (i)  Seller's
    ------------------------------------
Current Liabilities and Customer Advances less all amounts Due to Corporate as shown on the balance sheet of the Business at 31 December 1998 attached hereto as Exhibit A (the "31 December Balance Sheet"), (ii) all obligations and
    ----------
Liabilities of Seller expressly assumed by Buyer under this Agreement, and (iii) all Liabilities and unperformed and unfulfilled obligations arising from and after the Closing Date relating to all contracts, written agreements, purchase orders, current contract backlog, rights, options, proposals, leases and licenses of Seller that are assigned to Buyer pursuant to the terms hereof (collectively, the "Assumed Liabilities"), Buyer shall not assume any Liabilities in connection with the purchase of the Assets.

2.3  Purchase  Price and Method of Payment.  Subject to Section 2.4 herein,  the
     -------------------------------------              -----------
total purchase price (the "Purchase Price") for the transactions contemplated hereby shall be One Million Six Hundred Fifty Thousand Dollars ($1,650,000) which shall be paid as follows: (i) Five Hundred Thousand Dollars ($500,000) payable at Closing by Buyer to Seller in immediately available funds by certified or official bank check or by wire transfer to an account or accounts designated by Seller to Buyer in writing prior to Closing (the "Closing
Payment"), plus (ii) the execution and delivery by Buyer to Seller at the Closing of an unsecured promissory note in the form attached hereto as Exhibit B
                                                                       ---------
(the "Note") in the principal amount of One Million One Hundred Fifty Thousand Dollars ($1,150,000) as described herein. The outstanding principal amount plus accrued interest on the Note shall be paid to Revive as follows. The Note shall bear simple interest at a rate of six and one half percent (6.5%) per year calculated on the basis of a 360 day year of twelve equal months and shall be paid to Seller in four (4) installments. The first installment in the principal amount of Two Hundred and Eighty-Seven Thousand Five Hundred Dollars ($287,500) plus interest shall be paid three (3) months after Closing. The second installment in the principal amount of Two Hundred and Eighty-Seven Thousand Five Hundred Dollars ($287,500) plus interest shall be paid six (6) months after Closing. The third installment in the principal amount of Two Hundred and Eighty-Seven Thousand Five Hundred Dollars ($287,500) plus interest shall be paid nine (9) months after Closing. The fourth and final installment in the principal amount of Two Hundred and Eighty-Seven Thousand Five Hundred Dollars ($287,500) plus interest shall be paid twelve (12) months after Closing.

2.4 Adjustments to Purchase Price. The Purchase Price is based in part on the 31
    -----------------------------
December Balance Sheet (the "Assessed Book Value"). Within thirty (30) days of the Closing Date, Seller will prepare and submit to Buyer a balance sheet as of the Closing Date, which shall include in Current Liabilities, among other things, One Hundred Eight Thousand Seventy-Four Dollars and Ninety-Eight Cents ($108,074.98) for deferred compensation obligations owing through March 31, 1999 to certain employees of Seller and shall be prepared in accordance with GAAP and consistent with Seller's past practices and the 31 December Balance Sheet (the

"Closing Book Value"). Buyer shall have a period of thirty (30) calendar days after delivery of the Closing Book Value to present in writing to Seller any objections Buyer may have with respect to any of the matters set forth therein. If no objections are raised within such 30-day period, Seller's determination of the Closing Book Value shall be deemed accepted and approved by Seller and by Buyer. If Buyer shall raise any objection within such 30-day period, Buyer and Seller shall attempt to resolve the matter or matters in dispute. If all such objections are resolved within forty (40) calendar days after delivery of the Closing Book Value, Seller shall send to Buyer a confirmation of the original Closing Book Value or, if necessary, a revised Closing Book Value prepared in accordance with such resolution, and Buyer shall send a letter to Seller confirming that such confirmed or revised Closing Book Value is in accordance with such resolution, whereupon the confirmed or revised Closing Book Value shall be final and binding on the Parties hereto. For purposes of this Section 2.4, Buyer shall provide Seller and its agents and representatives from and after the Closing Date with reasonable access, during normal business hours, to all of the business records and Buyer's personnel necessary for the preparation of the Closing Book Value and any revisions thereto.

         If all such disputes cannot be so resolved in writing by Buyer and Seller within forty (40) calendar days after the delivery of the Closing Book
Value, then the specific matter or matters in dispute shall be submitted to an independent nationally recognized accounting firm mutually selected by the Parties (the "Accountants"), which shall make a final and binding determination as to such matter or matters. The fees and expenses of the Accountants shall be borne one-half by Buyer and one-half by Seller.

         During the pendency of any such dispute, Seller or Buyer, as the case may be, shall promptly remit to the other party any portion of the Purchase Price adjustment which is not in dispute, and the dispute resolution procedures set forth herein shall continue to operate with respect to the remaining disputed item or items.

         In the event the Closing Book Value reflects different values for Property and Equipment, Current Assets, Current Liabilities and/or Customer Advances than those values reflected in the Assessed Book Value, the Parties shall adjust the Purchase Price as provided herein to reflect such change(s) by adjusting the principal amount of the Note (beginning with the first installment) to reflect the change to the value of the Business. If so required, Buyer shall promptly execute and deliver to Seller an adjusted Note in exchange for the original Note which shall be marked "cancelled" and returned to Buyer. In the event that the Closing Book Value exceeds the Assessed Book Value (an "Overage") and the Overage exceeds the sum of One Hundred Thousand Dollars ($100,000), the Note shall be increased by the exact amount that the Overage exceeds the sum of One Hundred Thousand Dollars ($100,000). In the event that the Closing Book Value is less than the Assessed Book Value (an "Underage"), the Note shall be decreased by an amount equal to the Underage.

2.5  Allocation  of Purchase  Price.  The Parties agree to allocate the Purchase
     ------------------------------
Price (and all other capitalizable costs) among the Assets as mutually agreed to by the Parties in accordance with the requirements of Section 1060 of the Code and the Treasury regulations thereunder. The Parties agree to file Form 8594 with their federal income tax returns for the taxable year that includes the Closing, and to file all federal, state, local and foreign Tax returns, each in accordance with the allocation of the Purchase Price among the Assets as set forth herein. The Parties shall report the transaction contemplated by this Agreement for federal income tax and all other purposes in a manner consistent with such allocation.

2.6      Adjustments and Proration.
         -------------------------

(a) To the extent the specific amounts for the following matters and items are included in the Assumed Liabilities and are properly reflected on the Closing Book Value as Assumed Liabilities they shall be Liabilities of Buyer. Otherwise, the following matters and items, in each case to the extent related to the Business, shall be apportioned between the Parties pro-rata or, where applicable, credited in total to a particular party, as of 11:59 p.m. of the day immediately preceding the Closing Date (the "Cut-Off Time"):

(i) Rents, common area charges, fees and other amounts payable under the leases listed on Schedule 5.6 and
                                                                ------------
                           taxes and fees, including, real estate taxes to the extent not prepaid and to the extent payable pursuant to or as required by such leases, personal property, business, occupation, sales and gross revenue taxes, and other similar Taxes, if any (based on the most current available information), and water and sewer charges shall be prorated as of the Cut-Off Time based on the benefit received or to be received by Seller and Buyer, respectively.

(ii) Telephone contracts and contracts for the supply of heat, steam, electricity, gas, lighting and any other service to the extent not prepaid shall be reflected on an invoice or estimated and accrued prorated as of the Cut-Off Time on the basis of the most recent utility bills.

(iii) Employee salaries and wages with respect to employees of Seller that are hired by Buyer or any of its affiliates and such other items as are provided for in this Agreement or as are normally prorated and adjusted in the sale of a business similar to the Business, including, without limitation, amounts payable to the extent not prepaid under the proposals, contracts and other agreements listed on Schedules 5.7 and 5.8 shall be prorated as of the
                           ----------------------
                           Cut-Off Time.

(b) Buyer and Seller shall account and pay for the foregoing, and any other applicable prorations and allocations as soon as practicable after the Closing. The prorations, allocations, adjustments and other accountings required under this Agreement shall be made by authorized representatives of Seller and Buyer, with each party to bear its own costs and expenses in connection therewith.

SECTION 3.        NON-COMPETE.

3.1  Non-Compete.  Seller  agrees  to  enter  into a  Non-Competition  Agreement
     -----------
substantially  in the form  attached  hereto as Exhibit C (the  "Non-Competition
                                                ---------
Agreement") to be delivered at the Closing,  pursuant to which Seller and Parent

Company shall agree not to compete with Buyer in the same field as the Business for a period of four (4) years following the Closing Date, all as more particularly described in the Non-Competition Agreement.

SECTION 4.        EMPLOYEES OR CONSULTANTS.

4.1  Employees  or  Consultants.  Subject to Section 7.8 hereof,  Buyer may, but
     --------------------------              -----------
shall not be obligated to, hire or contract with employees of the Business, by separate agreement or arrangement and on such terms as Buyer may deem advisable. Seller agrees not to interfere with the resignation of such employee(s) in favor of a position with Buyer or with any of Seller's employees entering into consulting arrangements with Buyer; provided such position or consulting arrangements with Buyer in each case are only effective from and after the Closing Date. With respect to any of the employees of Seller at the time of the Closing that are hired by Buyer, the period of employment with Seller shall be considered as employment with Buyer for purposes of Buyer's benefits determinations. Notwithstanding anything stated herein to the contrary, nothing herein shall imply that Buyer and any of Buyer's current or future employees have anything more than a "employment at will" relationship unless otherwise set forth in a definitive agreement between such parties.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that:

5.1 Organization and Standing.  Revive is a corporation duly organized,  validly
    -------------------------
existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own, operate, and lease the Assets and to carry on the Business as it is now being conducted. Revive is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or use of the Assets requires such qualification.

5.2  Financial  Statement.  Except as set forth on Schedule 5.2, the 31 December
     --------------------                          ------------
Balance Sheet sets forth a complete and accurate description of all the Assets that would be required to be included on a balance prepared in accordance with GAAP that are owned by Seller and are used or useful in the Business as of the date of such balance sheet.

5.3 Unbooked Losses.  Except as set forth on Schedule 5.3, there are no material
    ---------------                          ------------
Liabilities of the Business that would be required to be included on a balance sheet prepared in accordance with GAAP that are not fully reflected on the 31 December Balance Sheet or Schedule 5.3 as of the date of such balance sheet.
                            ------------
Except as  disclosed  on  Schedule  5.3,  there has not been a material  adverse
                          -------------
change in the Business since December 31, 1998.

5.4  Taxes.  Except as set forth on  Schedule  5.4,  Seller  has filed  with the
     -----                           -------------
appropriate governmental agencies all Tax returns (foreign, federal, state and local) required to be filed by it and such returns are true, complete and correct in all material respects and have been filed in a timely manner. To the Best of Seller's Knowledge and Belief, all Taxes attributable to Seller that are, or were, due and payable have been determined and as shown on such Tax Return paid in full, and except as set forth on Schedule 5.4 attached hereto and
                                                ------------
incorporated herein by reference, there is no claim or assessment pending against Seller for an alleged deficiency in Taxes and to the Best of Seller's Knowledge and Belief there is no audit or investigation pending or currently being conducted that could cause Seller to be found liable for any Taxes.
Furthermore, there are no agreements in effect that extend the period of limitations for the assessment or collection of any Taxes for which Seller may be found liable.

5.5  Assets.  Schedule  5.5  sets  forth a list of all the  Assets  that are not
     ------   -------------
otherwise set forth on the other Schedules hereto. Seller has good and valid title to the Assets free and clear of all Encumbrances. The Assets reflected on
Schedule 5.5 are in good operating condition and repair,  subject to normal wear
------------
and tear, and are suitable and adequate for the uses for which they are intended or are being used. With the exception of any cash or accounts receivable and the Excluded Assets, the Assets reflected on Schedule 5.5 together with those listed
                                         ------------
on the other Schedules hereto, represent all of the property of any kind whatsoever, real or personal, tangible or intangible, contingent or otherwise, and wherever located, which are used in or are available for use in the Business or are necessary for the unimpaired continued operation of the Business consistent with the past operations of the Business, whether or not reflected on the books of Seller. Except as set forth on Schedule 5.5, there are no
                                                   -------------
commitments, plans or arrangements to license or otherwise convey the Assets except as contemplated by this Agreement and commitments, contracts and licenses listed on Schedules 5.6, 5.7 or 5.8 hereto. Buyer shall make no claim against Seller for any particular asset the replacement value of which is less than Fifty Dollars ($50.00) in the current market.

5.6 Leases.  Schedule 5.6 sets forth a list and brief  description of all leases
    ------   ------------
and other agreements under which Seller (a) is a lessee or lessor of any Asset(s), (b) holds, manages or operates any Asset(s) owned by any third party, or (c) agreed to permit a third party to hold, manage or operate any Asset(s) owned by, or under the control of, Seller. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, Seller. Seller has in all material respects performed all obligations under the leases required to be performed by Seller to date. Seller is not in default, and to the Best of Seller's Knowledge and Belief no other party is in default, in any respect under any lease or other agreement, and there has not occurred any event (whether with or without notice, lapse of time or the happening or occurrence of any other event) which would constitute such a default. All of the Assets subject to the leases are in good operating condition and repair, subject to normal wear and tear.

5.7      Contracts.
         ---------

         (a)      Schedule  5.7 sets  forth a list  (including  the names of the
                  -------------
                  parties thereto and dates thereof), of each contract, agreement or binding contractual arrangement (including, but not limited to employment agreements, cooperation agreements and contracts with agents or suppliers) to which Seller is a party or by which any of the properties of Seller are bound, and which is material to the Business or the financial condition of the Business taken as a whole (all such contracts, collectively, the "Seller's Contracts").

         (b) All the Seller's Contracts are in full force and effect and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller currently has the capability and resources to perform its obligations under all of the Seller's contracts.

         (c) Seller is not, nor to the Best of Seller's Knowledge and Belief is any party which Seller has contracted with, in default under any of the Seller's Contracts, nor do any facts or circumstances exist which upon the giving of notice or the passage of time or both would constitute a default by Seller, or to the Best of Seller's Knowledge and Belief by any party with which Seller has contracted, in each case which default would have an adverse effect on the Business.

5.8  Proposals.  Schedule  5.8  sets  forth  a list of all  outstanding  written
     ---------   -------------
proposals in connection with the Business. Seller has no reason to believe that any such proposal, if accepted, would be unprofitable or would otherwise result in a financial loss.

5.9 Litigation  and Disputes.  Except as set forth in Schedule 5.9, there are no
    ------------------------                          ------------
actions, suits, claims, litigation, arbitration proceedings or investigations pending or to the Best of Seller's Knowledge and Belief threatened in writing or otherwise reasonably anticipated against or involving Seller in connection with the Assets, the Business or the transactions contemplated by this Agreement, at law or in equity, or before or by any court, arbitrator or governmental authority, domestic or foreign. Seller is not operating under, subject to or in default with respect to any order, writ, injunction, decree or judgment of any court arbitrator or governmental authority.

5.10     Environmental.
         -------------

(a)      Except as set forth on Schedule  5.10(a),  Seller is in full compliance
                                -----------------
         with all applicable Environmental Laws, compliance includes, but is not limited to, the possession by Seller of all permits, licenses and other governmental authorizations required under applicable Environmental Laws.

(b)      Except as set forth on Schedule  5.10(b),  Seller has not  received any
                                -----------------
         written or verbal communication from a governmental authority, citizens group, employee or otherwise, that alleges that Seller is not in full compliance with all applicable Environmental Laws, and there are no circumstances that would prevent or interfere with such compliance in the future.

(c) All permits and other governmental authorizations currently held by Seller pursuant to the Environmental Laws are identified in Schedule
                                                                        --------
         5.10(c).
         -------

(d)      Except  as set forth in  Schedule  5.10(d),  there is no  Environmental
                                  -----------------
         Claim pending or threatened against Seller.

(e)      Except  as set  forth on  Schedule  5.10(e),  to the  Best of  Seller's
                                   -----------------
         Knowledge and Belief there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material, that would form the basis of any Environmental Claim against Seller.

(f) Without limiting the generality of the foregoing, all locations where Seller has stored, disposed of or arranged for the disposal of Hazardous Materials are specifically identified on Schedule 5.10(f).
                                                            ----------------

(g)      Except  as  set  forth  in  Schedule   5.10(g),   Seller's  methods  of
                                     ------------------
         inspection, testing, assessment and remediation are in compliance with all applicable Laws, statutes and regulations. To the extent applicable, Seller has employed methods that are approved or accepted by the United States Environmental Protection Agency, the American Public Health Association, the American Industrial Hygiene Association, the Occupational Health and Safety Act and all state and local regulations of same import.

5.11     Intellectual Property.
         ---------------------

(a)      Schedule 5.11 contains a complete and accurate list of all Intellectual
         -------------
         Property.   Except  as  set  forth  on  Schedule  5.11,  each  item  of
                                                 --------------
         Intellectual Property (i) to the Best of Seller's Knowledge and Belief has been maintained and used in accordance with all applicable Laws,
         (ii) may be utilized by Seller without the consent or license of any third party, is free and clear of all Encumbrances and does not require the payment of royalties to any third party to use it, (iii) is assignable to Buyer in accordance with the terms and provisions hereof and thereof, and (iv) to the Best of Seller's Knowledge and Belief has not been infringed upon by any other person. None of the patent applications, applications for trademark or service mark registration, or applications for copyright registration listed on Schedule 5.11 have
                                                              -------------
         been abandoned or withdrawn, and all Taxes, annuities, and maintenance fees required to keep those applications pending at least until one (1) month after the Closing Date have been paid. All patents, trademark, service mark, and copyright registrations listed on Schedule 5.11 are
                                                               -------------
         in force and all Taxes, annuities, and maintenance fees required to keep them in force at least one (1) month after the Closing Date have been paid.

(b) Seller is not aware that the use of the Technology or any other item of Intellectual Property by Seller, or anyone claiming any right from Seller to use any item of Intellectual Property, infringes the rights of any third party. Seller has not been notified by any third party that the use of the Technology or any item of Intellectual Property infringes upon the rights of any third party.

(c)      Except  as set  forth on  Schedule  5.11,  all  technical  information,
                                   --------------
         procedures, processes, trade secrets, formulae, methods, practices, techniques, information, bills of parts, diagrams, drawings, specifications and data relating to the design, manufacture, production, inspection and testing of the Technology (collectively, "Know-How") developed, sold or used by Seller in the Business may be utilized by Seller without the consent or license of any third party, is free and clear of all Encumbrances and no payment of royalties to any third party to use it. Seller has not received any notification of infringement or other adverse claim with regard to any Know-How used by it. Seller is not aware that the use of any Know-How by Seller infringes upon the rights of any third party.

(d) Each current and former employee and independent contractor of Seller has assigned to Seller all of such person's rights to, and benefits to be derived from, each item of Intellectual Property and Know-How developed by such person. With respect to such assignments of any intellectual property listed on Schedule 5.11 and except as set forth
                                           -------------
         on Schedule 5.11, such assignments have been either (i) recorded before
            -------------
         the Closing Date in the applicable government patent, trademark, or copyright office in all applicable countries, or (ii) submitted by Seller before the Closing Date to the applicable government patent, trademark, or copyright office in all applicable countries for recordation.

5.12  Employment  Practices/Health  Claims.  Seller  is in  compliance  with all
      ------------------------------------
applicable Laws respecting employment and employment practices, terms and conditions of employment, occupational safety and health, and wages and hours.

5.13  Authorization.  Except as set forth on Schedule  5.13,  the  execution and
      -------------                          --------------
delivery of the Seller Related Documents and the performance of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action of Seller, including, but not limited to, approval by the directors and shareholders of Seller in accordance with Seller's governing documents, and do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to Seller or the Assets, or any provision of the certificate of incorporation or bylaws or other applicable governing documents of Seller; (b) conflict with, or result in any breach of, or constitute a default under any agreement to which Seller is a party or by which it or any of its Assets, may be bound; or (c) result in or require the creation, imposition or acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Seller or any Assets.

5.14 Absence of Violation.  Seller is not in violation of, or default under, nor
     --------------------
has it breached, any term or provision of its organizational documents or any agreement or restriction to which Seller is a party or by which Seller is bound or affected, which violation, default or breach would have a material adverse effect on the Business. Seller is in full compliance with all Laws except where the absence of compliance will not have a material adverse effect on the Business and the Assets.

5.15  Binding  Obligation.  This  Agreement  constitutes  a  valid  and  binding
      -------------------
obligation of Seller, enforceable against Seller in accordance with its terms; and each document to be executed by Seller pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent in each case that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect.

5.16 Books and Records. All financial, business and accounting books and records
     -----------------
relating to the Business have been made available to Buyer and its representatives prior to the Closing. Such books and records have been properly and accurately kept and completed in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

5.17 Brokers and  Consultants.  Except for fees owing to Schroeder & Co.,  Inc.,
     ------------------------
which fees shall be the obligation of Parent Company, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any valid Claim against any of the Parties hereto for a finder's fee, brokerage commission, or other like payment.

5.18 Complete  Disclosure.  No information  furnished to Buyer in this Agreement
     --------------------
contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein not false or misleading.

SECTION 6.        REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer represents and warrants to Seller that:

6.1  Organization and Standing.  Buyer is a corporation duly organized,  validly
     -------------------------
existing, and in good standing under the Laws of the Commonwealth of Virginia, and has the requisite corporate power and authority to own, operate, and lease its assets and to carry on its business as it is now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or use of its assets requires such qualification, except where the absence of such qualification or good standing shall not have a material adverse effect on the business and operations of Buyer.

6.2  Authorization.  Except as set forth on  Schedule  6.2,  the  execution  and
     -------------                           -------------
delivery of the Buyer Related Documents and the performance of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Buyer, and do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to Buyer or any of its assets, or any provision of the articles of incorporation or bylaws of Buyer; (b) conflict with, or result in any breach of, or constitute a default under any agreement to which Buyer is a party or by which it or any of its assets, may be bound; or (c) result in or require the creation, imposition or acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to, Buyer or any of its assets.

6.3 Binding Obligation. Buyer has full corporate power to enter into and perform
    ------------------
the Buyer Related Documents and the transactions contemplated hereby and thereby and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms; and each document to be executed by Buyer pursuant hereto, when executed and delivered in accordance with the provisions hereof, shall be a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent in each case that such enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other Laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect.

6.4 Brokers and  Consultants.  Except for fees owing to  Schroeder & Co.,  Inc.,
    ------------------------
which fees shall be the obligation of Parent Company, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any valid Claim against any of the Parties hereto for a finder's fee, brokerage commission, or other like payment.

6.5 Absence of Violation.  Buyer is not in violation of, or default  under,  nor
    --------------------
has it breached, any term or provision of its articles of incorporation or bylaws or any agreement or restriction to which Buyer is a party or by which Buyer is bound or affected, which violation, default or breach would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby. Buyer is in compliance in all material respects with all Laws except where the absence of compliance will not have a material adverse effect on the business and operations as presently conducted by Buyer or Buyer's ability to consummate the transactions contemplated hereby.

6.6  Litigation.  There are no  actions,  suits,  arbitration  or other legal or
     ----------
administrative proceedings or investigations pending or, to the Best of Buyer's Knowledge and Belief, threatened in writing, that (a) question the validity of this Agreement or any other agreements or instruments to be executed by Buyer pursuant hereto or the right of Buyer to enter in to this Agreement or any other agreements or instruments to be executed by Buyer pursuant hereto or to consummate the transactions contemplated hereby or thereby, or (b) if adversely determined, would be likely to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement or any other agreement or instrument to be executed by Buyer pursuant hereto. Buyer is not a party to or subject to any order, writ, injunction, decree, judgment or other restriction of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which has or is reasonably likely to have a material adverse effect on Buyer's ability to enter into this Agreement or any other agreement or instrument to be executed by Buyer pursuant hereto, or to consummate the transactions contemplated hereby or thereby.

SECTION 7.        COVENANTS AND FURTHER AGREEMENTS.

7.1 Expenses. Each Party shall pay its own expenses and costs, including without
    --------
limitation, legal and accounting fees and Taxes incurred in connection with the consummation of this Agreement and the transactions contemplated hereby. Any and all conveyance, excise, stamp, sales, use, recording, transfer or similar Taxes or fees with respect to the sale of the Assets hereunder shall be paid by Buyer. None of the expenses and costs of Seller shall be paid out of the Assets.

7.2 Performance of Contracts. In the event and to the extent that the consent to
    ------------------------
the assignment to Buyer of any of the contracts, current contract backlog, rights, options, proposals, commitments, leases or agreements listed on Schedules 5.6, 5.7 or 5.8 has not been obtained as of the Closing Date or a
---------------------------
contract or agreement is not able to be assigned pursuant to this Agreement, such contract, current contract backlog, rights, options, proposals, commitments, leases or agreements shall not be assigned hereunder at the Closing and: (i) Seller shall continue to be bound thereunder in accordance with its terms and (ii) Buyer shall perform and discharge fully all of the obligations of Seller and its affiliates thereunder from and after the Closing Date, and shall indemnify Seller for any and all actions, suits, proceedings, claims, demands, losses, costs, expenses, obligations, liabilities, judgments, damages, recoveries and deficiencies, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively "Damages"), attributable to any failures on the part of Buyer in connection with such performance; provided, however, that Seller shall not alter, modify or extend the terms and conditions of such contracts or agreements or leases without Buyer's prior written consent and at the request of, the sole expense of, and for the account of, Buyer, Seller shall take all reasonable actions to protect its rights thereunder for the benefit of Buyer. Seller shall, without further consideration therefor, pay, assign and remit to Buyer promptly all monies, rights and other considerations received or obtained, or which may be received or obtained by Seller in respect of such performance. Seller shall use its good faith efforts, and the Parties shall cooperate fully with each other, to obtain all necessary consents; provided, however, that Seller shall not be obligated to pay any consideration therefor to the third party from whom such consent is requested. If and when any such consent shall be obtained or such contract, current contract backlog, rights, options, proposals, commitments, agreement or lease shall otherwise become assignable, Seller shall promptly assign all of their rights and obligations thereunder Buyer and Buyer shall assume such rights. In the event that there are costs relating to any such assignment imposed by any third party to facilitate any such assignment, Seller shall obtain Buyer's advance consent and Buyer shall be solely liable therefor.

7.3 Corporate Name/Trademark. Seller and its affiliates shall have the right for
    ------------------------
a period of thirty (30) calendar days from and after the Closing Date and an additional thirty (30) calendar day grace period to continue to use the name "Revive" alone or in combination with other words. Seller shall take all actions necessary to change its corporate name to a name not including "Revive Technologies" or any other name resembling such name so as to reasonably cause identity confusion, including, but not limited to, filing the necessary amendments to Revive's Certificate of Incorporation and ceasing the usage of marketing and advertising materials including such name and/or trademark upon the expiration of such thirty (30) calendar day period so as to enable Buyer to use the name "Revive Technologies" or some permutation thereof, if it so chooses to in its sole and absolute discretion.

7.4 No  Publicity.  Except as  specifically  provided  herein  and except as any
    -------------
release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, neither of the Parties will make any disclosures, verbal or written, regarding the existence or contents of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, conditioned or delayed.

7.5   Reliance   Upon  and   Survival   of   Representations   and   Warranties.
      -------------------------------------------------------------------------
Notwithstanding any investigation at any time conducted by any of the Parties hereto, each Party shall be entitled to rely on the representations and warranties of the other Party set forth herein or in any schedule, exhibit, or other document executed and delivered pursuant hereto. The representations and warranties of each Party contained herein and in any schedule, exhibit or other document executed and delivered pursuant hereto shall survive the Closing for one year, except for the representations and warranties of Seller contained in Sections 5.1, 5.2, 5.3, 5.6, 5.7, 5.8, 5.10, 5.12, 5.13, 5.15 and 5.17 hereof,
------------------------------------------------------------------------
which shall not survive the Closing,  and the  representations and warranties of

Buyer  contained  in Sections  6.1 and 6.4  hereof,  which shall not survive the
                     ---------------------
Closing.

7.6      Indemnification.
         ---------------

         (a)      Seller  covenants  and agrees to indemnify  and hold  harmless
                  Buyer, and its directors, officers and employees from and against all losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or relating to any Claims (i) incurred or sustained by Buyer on account of any misrepresentation or breach of any warranty except for the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.6, 5.7, 5.8, 5.10, 5.12, 5.13, 5.15
                  --------------------------------------------------------------
                  and 5.17 hereof,  which shall not survive the Closing, or (ii)
                  --------
                  incurred or sustained by Buyer on account of any breach of any covenant or agreement of Seller contained in this Agreement or the other Seller Related Documents. Without limiting the generality of the foregoing and except as otherwise expressly provided herein, Seller shall be liable for all Liabilities arising out of or based upon the operation of the Business prior to the Closing Date.

         (b)      Buyer  covenants  and agrees to  indemnify  and hold  harmless
                  Seller, and its directors, officers and employees from and against all losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or relating to any Claims incurred or sustained by Seller on account of any misrepresentation or breach of any warranty, covenant or agreement of Buyer contained in this Agreement or the other Buyer Related Documents. Without limiting the generality of the foregoing, Buyer shall be liable for all Liabilities arising out of or based upon the operation of the Business from and after the Closing Date.

         (c) If any Claim shall be brought or asserted by one Party (the "Indemnified Party") against the other Party (the "Indemnifying Party") hereunder in which indemnity may be sought  pursuant to this Section 7.6,  the  Indemnified  Party
                                           -----------
                  shall  give  prompt  written  notice  of  such  action,  suit, investigation or proceeding to the Indemnifying Party, who shall assume the defense thereof (including the employment of counsel reasonably satisfactory to the Indemnified Party) and the payment of all expenses related thereto; provided, however, that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that the Indemnifying Party is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to employ separate counsel in any such action, suit, investigation or proceeding and to participate in the defense thereof, but the fees and disbursements of such separate counsel shall be borne by the Indemnified Party unless both the Indemnified Party and the Indemnifying Party are named as parties to the Claim and the Indemnifying Party shall in good faith determine that representation by the same counsel is inappropriate (in which latter case the fees and disbursements of such separate counsel shall be at the expense of the Indemnifying Party). In the event that the Indemnifying Party, within ten (10) days after notice of any such action, suit, investigation or proceeding fails to assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action, suit, investigation or proceeding for the account of the Indemnifying Party, and all costs, fees and expenses thereof shall be deemed Claims for which the Indemnifying Party shall be responsible. Notwithstanding anything to the contrary stated herein: (i) the Indemnifying Party shall not, without the Indemnified Party's prior written consent which shall not be unreasonably withheld or delayed, settle or compromise any action, suit, investigation or proceeding or consent to the entry of any judgment or order thereunder; and
                  (ii) no Indemnifying Party shall be required to indemnify an Indemnified Party for any judgment issued by any judicial, administrative, arbitral or other body until such judgment represents a final, unappealable judgment of such body of competent jurisdiction over the Claim at issue.

         (d) The Parties shall have the right to give notice of any and all Claims under this Agreement in which Indemnity may be sought pursuant to this Section 7.6 to one another for a period of
                                     ------------
                  one year following the Closing Date. Any Claim for indemnification hereunder which is not asserted by notice given as herein provided by the first anniversary of the Closing Date may not be pursued and is hereby irrevocably waived after such time. In no event shall Seller's or Parent Company's aggregate obligation to provide indemnification hereunder exceed One Million Six Hundred Fifty Thousand Dollars ($1,650,000). Seller shall not be obligated to indemnify any Indemnified Party with respect to any Claim for indemnification hereunder unless and until the aggregate amount of all such Claims for indemnification exceed
                  Seventy-Five Thousand Dollars ($75,000), whereupon Seller shall only be required to provide indemnification hereunder for the amount by which such aggregate Claims exceed Seventy-Five Thousand Dollars ($75,000). Buyer shall have the right, subject to the prior written consent of Seller in each instance, to be reimbursed for the amount of any and all Claims for indemnification hereunder by offsetting such amounts as expended against the balance payable by Buyer to Seller pursuant to the Note. In the event that Claims received by Buyer exceed the remaining balance of the Note, Seller shall provide Buyer with reasonable assurance of, and security for, payment of expenditures related to any such Claims. The indemnification afforded by this Section 7.6 will be the sole
                                                    -----------
                  and exclusive remedy against Seller or Parent Company for any Liabilities or Claims of Buyer and its directors, officers and employees in respect of matters arising out of this Agreement.

         (e) Parent Company hereby guarantees to Buyer the due and punctual payment of any additional amounts due and owing to Buyer, from and after the date that the balance of the Note has been reduced to zero, as a result of Seller's inability to honor its obligations set forth in this Section 7.6. Notwithstanding
                                                    -----------
                  anything stated to the contrary herein, the obligations and liabilities of Parent Company under this guaranty shall be primary, direct and immediate subject to the failure of Seller to make any payment or to perform any of its obligations under this Section 7.6 and the reduction of the balance of the Note
                       -----------
                  to zero. This guaranty is a guaranty of payment, not merely of collection and shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect until all payment obligations under this Section 7.6
                                                                     -----------
                  have been paid in full. Other than as expressly stated herein, Parent Company's obligations hereunder are in all respects absolute and unconditional and shall not be impaired, modified, released or limited by the occurrence of any condition, including, without limitation (i) any release, non-perfection or invalidity of any direct or indirect security for any obligation of Seller under this Agreement;
                  (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or its assets; (iii) any invalidity or unenforceability of this Agreement relating to or against, for any reason, any provision of applicable law or regulation purporting to prohibit the payment by Seller of any amounts payable by Seller under this Section 7.6; or (iv) any
                                                        -----------
                  other act or omission of any kind by Seller or any other corporation which might, but for the provisions of this
                  Section  7.6 constitute  a legal  or  equitable  discharge  of
                  ------------
                  the obligations of Parent Company hereunder.

7.7 Access to Records.  Seller hereby  specifically agrees to provide Buyer from
    -----------------
and after the Closing Date with reasonable access during normal business hours to all of Seller's business records not otherwise conveyed to Buyer pursuant to this Agreement and Buyer hereby specifically agrees to provide Seller and Seller's agents and representatives from and after the Closing with reasonable access during normal business hours to all of Seller's business records conveyed to Buyer pursuant to the terms of this Agreement. Furthermore, in the event that Parent Company plans to: (i) convey or discontinue Seller's operations; or (ii) dissolve Seller's corporate existence, Seller hereby covenants and agrees to make appropriate arrangements for Buyer to have reasonable ongoing access during normal business hours to such business records of Seller for a period of three years from and after the Closing Date or as required by law, if longer.

7.8 Non-Solicitation. In the event that the transactions contemplated hereby are
    ----------------
not consummated on or before 16 April 1999 or upon such later date as may be mutually agreed to in writing by the Parties hereto, Buyer shall not for a period of one (1) year after 16 April 1999 or such later date as agreed to in writing, without the prior written consent of either Seller or Parent Company, directly or indirectly hire or solicit for hire as an employee, independent contractor, or otherwise contract for the services of any person who is currently employed (either as an employee or full-time consultant) by Seller.

7.9 Further Assurances. The Parties hereto agree to execute and deliver or cause
    ------------------
to be executed and delivered at the Closing or at other reasonable times and places, such additional instruments or documents as the other Party hereto may reasonably request for the purpose of carrying out the intent of this Agreement. The Parties hereto further agree to provide assistance to the other to process and secure any consents, authorizations and approvals of government, quasi-governmental and private entities or persons that are required to be obtained in order to consummate the transactions contemplated herein.

7.10 Bulk Sales Laws. Each of the Parties hereby waives  compliance by the other
     ---------------
with any applicable bulk sales or bulk transfer law in connection with the transactions contemplated hereby.

7.11 Employment of Christopher  Tett. On or prior to the Closing Date,  Buyer or
     -------------------------------
its affiliate shall have offered employment to Christopher Tett, the sole employee of Revive Technologies (UK) Ltd., a company organized under the laws of England and Wales and a subsidiary of Seller ("Revive UK") on terms and conditions which are at least as favorable to Christopher Tett as those that are contained in his existing employment agreement with Revive UK.

7.12 Reimbursement Payment. On the first business day following the Closing Date
     ---------------------
Buyer shall pay to Parent Company in immediately available funds by wire transfer to an account designated to Buyer in writing prior to the Closing Date, the sum of One Hundred Eight Thousand Seventy-Four Dollars and Ninety-Eight Cents ($108,074.98) as reimbursement for Parent's Company's payment on or prior to the Closing Date of deferred compensation owing through the Closing Date to the persons named on Schedule 9.5 hereto.
                     ------------

7.13  Certain Tax Returns.  Seller shall file by September  30, 1999 the federal
      -------------------
and state  income  tax  returns  identified  as being past due on  Schedule  5.4
                                                                   -------------
hereto.
------

SECTION 8.        CONDITIONS TO THE OBLIGATIONS OF SELLER.

The obligations of Seller to consummate the transactions herein contemplated are subject to the satisfaction on or before the Closing Date of the following conditions:

8.1 Representations and Warranties.  The representations and warranties of Buyer
    ------------------------------
contained in this Agreement and in any exhibit or other document executed and delivered pursuant hereto shall be true and accurate individually and in the aggregate in all material respects on, and as of, the Closing Date with the same effect as though such representations and warranties had been made on, and as of, such date, except for any changes expressly permitted by this Agreement.

8.2 Performance.  Buyer shall have performed and complied individually or in the
    -----------
aggregate in all material aspects with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

8.3 Documents at Closing.  All Buyer Related Documents  required to be furnished
    --------------------
by Buyer to Seller prior to or at the  Closing,  as provided in Section 10.2 (b)
                                                                ----------------
hereof, shall have been so furnished.

8.4  Consents  and  Approvals.  All  consents  and  approvals  required by Buyer
     ------------------------
hereunder shall have been duly obtained and evidence thereof provided to Seller.

8.5  Releases.  An  executed  release of all Claims and the waiver of all rights
     --------
from each of the persons  listed on Schedule  8.5  relating to their  employment
                                    -------------
with Seller or Revive UK, as the case may be, dated as of the Closing Date shall have been duly obtained.

SECTION 9.        CONDITIONS TO THE OBLIGATIONS OF BUYER.

The obligations of Buyer at the Closing to consummate the transactions herein contemplated are subject to the fulfillment by Seller at or prior to the Closing of each of the following conditions:

9.1 Representations and Warranties. The representations and warranties of Seller
    ------------------------------
contained in this Agreement and in any exhibit, schedule or other document executed and delivered pursuant hereto shall be true and accurate individually and in the aggregate in all material respects on, and as of, the Closing Date with the same effect as though such representations and warranties had been made on, and as of, such date, except for any changes expressly permitted by this Agreement.

9.2 Performance. Seller shall have performed and complied individually or in the
    -----------
aggregate in all material respects with all agreements and conditions required by this Agreement to be performed or complied with, prior to or at the Closing Date.

9.3 Access to  Information.  Seller shall have  provided  Buyer with  reasonable
    ----------------------
access to all materials requested by Buyer for Buyer's due diligence review.

9.4 Consents. Subject to Section 7.2 hereof, all consents and approvals required
    --------
by Seller hereunder shall have been duly obtained and evidence thereof provided to Buyer.

9.5 Deferred  Compensation.  Parent Company shall have provided in the aggregate
    ----------------------
One Hundred Eight Thousand Seventy-Four Dollars and Ninety-Eight Cents ($108,074.98) to Seller for the payment of deferred compensation owing through March 31, 1999 to those individuals listed on Schedule 9.5 in the amounts
                                                   -------------
specified next to their names.

9.6 Documents at Closing.  All Seller Related Documents required to be furnished
    --------------------
by Seller to Buyer  prior or at the  Closing,  as  provided  in Section  10.2(a)
                                                                ----------------
hereof, shall have been so furnished.

SECTION 10.       THE CLOSING.

10.1 In General.  The closing of the transactions  (the "Closing")  contemplated
     ----------
under this Agreement shall be held on 16 April 1999 at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York or such other date or place as the Parties shall agree upon in writing (the "Closing Date").

10.2     Deliveries at Closing.
         ---------------------

(a) In consideration of the Purchase Price, Seller shall deliver, or cause to be delivered, the following:

                  (1) a duly executed Bill of Sale for the Assets substantially in the form attached hereto as Exhibit
                                                                         -------
                           D (the "Bill of Sale");
                           -
                  (2) completed assignment, novation and/or transfer agreements for any Assets requiring such agreements, including but not limited to, contract(s), contract option(s), contract right(s), and leases of real or personal property, substantially in the form attached hereto as Exhibit E;
                                     ---------
                  (3) subject to Section 7.2 hereof, such other consents and waivers of third parties as may be necessary to consummate the transactions contemplated by this Agreement;
                  (4) all other documents of title, assignments and other instruments as, in the reasonable judgment of Buyer, are necessary to vest in Buyer good and valid title to the Assets;
                  (5) the Non-Competition Agreement substantially in the form attached hereto as Exhibit C duly executed on
                                                     ---------
                           behalf of Seller;
                  (6) certified copies of the Resolutions adopted by the Board of Directors and the Shareholders of Seller authorizing the transactions as contemplated by this Agreement;
                  (7) a certificate of incumbency and specimen signatures of the signatory officers of Seller, which shall have attached thereto a certified copy of Seller's Certificate of Incorporation and Bylaw or other organizational documents;
                  (8) good standing certificates as of a date not more than twenty five (25) days prior to the Closing, issued by the Secretary of State of the state of incorporation of Seller and any U.S. state in that Seller is qualified to do business as a foreign corporation; and
                  (9) satisfactory evidence of the release of all liens against the Assets, including, but not limited to the release by Seller's secured lender of any interest in the Assets and a list of all responses to official actions that are due within three (3) months after the Closing Date in connection with the patents, trademarks or service mark registrations, copyright registrations, and applications therefor listed on
                           Schedule 5.11.

         (b)      At the Closing, Buyer shall deliver to Seller, the following:

                  (1)      the Closing Payment provided for in Section 2.3;
                                                               -----------
                  (2)      the Note provided for in Section 2.3;
                                                    -----------
                  (3) the Non-Competition Agreement substantially in the form attached hereto as Exhibit C duly executed on behalf of Buyer;
                  (4) a certified copy of the resolutions adopted by the Board of Directors of Buyer authorizing the transactions contemplated by this Agreement;
                  (5) a certificate of incumbency and specimen signatures of the signatory officers of Buyer which shall have attached thereto a certified copy of Buyer's Articles of Incorporation and Bylaws;
                  (6) assignment to Buyer of the ManTech International Corporation's rights in the letter of intent dated 26 February 1999;
                  (7) Buyer's good standing certificate issued by the Secretary of State of Virginia; and
                  (8) duly executed instruments of assumption with respect to all contracts, contract backlog, options, rights, proposals, commitments, agreements or leases assigned or otherwise transferred to Buyer pursuant to the terms hereof, substantially in the form attached hereto as Exhibit E.
                                     ---------

         (c) At the Closing, each Party shall deliver to the other all other previously undelivered documents, instruments, and writings required to be delivered by them at the Closing pursuant to this Agreement or otherwise required in connection herewith.

SECTION 11.       BENEFIT; NO THIRD PARTY BENEFICIARIES.

11.1 This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any Party without the prior written consent of the other Party hereto. This Agreement is entered into solely for the sole and exclusive benefit of such Parties. Nothing herein contained will be deemed to create any third party beneficiaries or confer any benefit or rights on or to any person not a party hereto, and no person not a party hereto shall be entitled to enforce any provisions hereof or exercise any rights hereto.

SECTION 12.       ADEQUATE REPRESENTATION.

12.1 The Parties acknowledge that they have had the opportunity to obtain the advice of experienced counsel of their own choosing in connection with the negotiation and execution of this Agreement and to confer with such counsel with respect to all matters contained herein and that this Agreement, and any Buyer Related Documents or Seller Related Documents, will not be construed against any one Party merely because that Party may have caused it to be prepared.

SECTION 13.       NOTICES.

13.1 Any notice or other communication required or permitted hereto shall be in writing, shall be sent by one of the following means to the addressee and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or equivalent national overnight carrier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid with return receipt requested; or (c) when otherwise actually delivered to the addressee, at the following addresses:

         (a)      If to Buyer or ManTech International Corporation,addressed to:

                  c/o ManTech Systems Solutions Corporation
                  12015 Lee Jackson Highway
                  Fairfax, Virginia  22033-3300
                  Attention:  Jeffrey S. Brown, Esq.
                  Phone:            (703) 218-6098
                  Facsimile:        (703) 218-8398

         (b)      If to Seller, addressed to:

                  REVIVE Technologies Incorporated
                  c/o Enterprise Software, Inc.
                  8415 Explorer Drive
                  Colorado Springs, Colorado 80920
                  Attention:  Richard Schleufer
                  Phone:   .........(719) 548-1800
                  Facsimile:........(719) 548-1818

                  With a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York  10022
                  Attention:........Alan Siegel, Esq.
                  Phone:   .........(212) 872-1029
                  Facsimile:........(212) 872-1002

         (c)      If to Parent Company, addressed to:


                  Enterprise Software, Inc.
                  8415 Explorer Drive
                  Colorado Springs, Colorado 80920
                  Attention:  Richard Schleufer
                  Phone:   .........(719) 548-1800
                  Facsimile:........(719) 548-1818

                  With a copy to:
                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  590 Madison Avenue
                  New York, New York  10022
                  Attention:........Alan Siegel, Esq.
                  Phone:   .........(212) 872-1029
                  Facsimile:........(212) 872-1002

13.2 Either Party may, by notice given in accordance with this Section 13 to the
                                                               ----------
other Party, designate another address or person for receipt of notices hereto. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a Party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a Party.

SECTION 14.       ENTIRE AGREEMENT.

14.1 This Agreement and other documents executed and delivered pursuant hereto, constitutes the entire agreement among the Parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, including, but not limited to, the Letter of Intent. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Party against whom enforcement of the amendment, modification or discharge is sought.

14.2 The Exhibits and Schedules attached hereto and other documents to be furnished in connection herewith are an integral part of this Agreement. All understandings and agreements between the Parties are merged into this Agreement which fully and completely expresses their agreements and supersedes any prior agreement or understanding relating to the subject matter, and no Party has made any representations or warranties, express or implied, not herein expressly set forth. This Agreement shall not be changed or terminated except by written amendment signed by the Parties hereto.

SECTION 15.       GOVERNING LAW.

15.1 This Agreement and the agreements contemplated hereby shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia (excluding the choice of laws principles thereof).

SECTION 16.       WAIVER.

16.1 No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any Party hereto unless made in writing and signed by the Party against whom the enforcement of such waiver is sought and then only to the extent expressly specified therein.

SECTION 17.       EXECUTION IN COUNTERPARTS.

17.1 This Agreement may be executed by facsimile signature and in multiple counterparts, each to be an original and taken together shall constitute one and the same document.

SECTION 18.       SEVERABILITY.

18.1 If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement. If any agreement or obligation contained in this Agreement is held to be in violation of Law, then such agreement or obligation shall be deemed to be the agreement or obligation of the respective Party hereto only to the extent permitted by Law.

SECTION 19.       DESCRIPTIVE HEADINGS.

19.1 The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 20.       CONSTRUCTION.

20.1 As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

20.2 Any item disclosed on a Schedule pursuant to a representation or warranty contained herein shall be deemed to be disclosed for purposes of any other relevant representation or warranty contained herein and incorporated by reference on any Schedule prepared in connection therewith.

SECTION 21.       DEFINITIONS.

For all purposes of this Agreement, capitalized terms shall have the meanings set forth in this Section 21 unless otherwise expressly provided.

(a)               "Agreement" shall mean this Asset Purchase Agreement.

(b) "Asset(s)" means other than the Excluded Assets, property of all kinds, real and personal, tangible and intangible, contingent or otherwise, and wherever located, which are currently used in, or are available for use in, the Business or are necessary for the unimpaired continued operation of the Business consistent with the past operations of the Business, whether or not reflected on the books of Seller, and which have a value of at least Fifty Dollars ($50.00) in the current market.

(c) "Best of Seller's Knowledge and Belief" means the actual knowledge of the Seller after (i) due inquiry of all directors, officers, shareholders, employees or agents of Seller who would reasonably be expected to have knowledge of the subject to which such inquiry relates; and (ii) a due and reasonable examination of any documents, correspondence or other items contained in the files of Seller that pertain to such subject matter.

(d) "Best of Buyer's Knowledge and Belief" means the actual knowledge of the Buyer after (i) due inquiry of all directors, officers, shareholders, employees or agents of Buyer who would reasonably be expected to have knowledge of the subject to which such inquiry relates; and (ii) a due and reasonable examination of any documents, correspondence or other items contained in the files of Buyer that pertain to such subject matter.

(e) "Billings in Excess" means cash advances received by Seller in excess of contract revenue earned.

(f)               "Business" has the meaning set forth in the recitals.

(g) "Buyer Related Documents" means this Agreement and all other agreements or instruments contemplated to be executed and delivered by Buyer to Seller under this Agreement.

(h) "Claim(s)" means all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements.

(i)               "Closing" shall have the meaning attributed thereto in Section
                  10.1 hereof.

(j)               "Closing  Date" shall have the meaning  attributed  thereto in
                  Section 10.1 hereof.

(k)               "Closing Payment" shall have the meaning attributed thereto in
                  Section 2.3 hereof.

(l) "Code" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

(m) "Current Assets" means cash, cash equivalents, short term deposits, pre-paid expenses, accounts receivable, other receivables, inventory and all other resources expected to be realized in cash, sold or consumed within the next year.

(n) "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge or claim of any kind, other than a Permitted Encumbrance.

(o) "Environment" shall mean soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, air and any other environmental medium.

(p) "Environmental Claim(s)" means any claim, action, cause of action, study, investigation, notice, demand, suit, proceeding, hearing, losses, damages (including without limitation, diminution in value), Liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' and disbursements (written oral) made by any person or entity alleging or related to potential or actual liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or related to the manufacture, processing, analysis, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, presence, release, or threatened release in to the Environment, of any Hazardous Material at any location, whether or not owned or operated by Seller and any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                  (q) "Environmental Law(s)" shall mean any applicable federal, state or local statute, regulation or ordinance, whether currently existing or hereinafter promulgated, relating to Hazardous Materials, drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions, or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes, as amended as of the date hereof, and all regulations promulgated thereunder as of the date hereof: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (Superfund or CERCLA) (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. 9601 et seq.), the
                                                                   -- ---
                  Clean  Water Act of 1977 (33 U.S.C.  1251 et seq.),  the Clean
                                                            -- ---
                  Air Act (42 U.S.C.  7401 et seq.),  the Resource  Conservation
                                           -- ---
                  and Recovery Actof 1975 (the Solid Waste Disposal Act or RCRA) (42 U.S.C. 6901 et seq.), the Safe DrinkingWater Act (21
                                    --  ---
                  U.S.C.  349;  42  U.S.C.  201 and  300f-j-9),  and  the  Toxic
                  Materials  Control  Act  (15  U.S.C.  2601 et  seq.),  and the
                                                             --  ---
                  Hazardous Materials Transportation Act as amended (49 U.S.C. 1801-1812).

(r)               "Excluded  Assets"  means the items  listed on Schedule 21 (r)
                                                                 -----------
                  hereto.

(s) "GAAP" means the generally accepted/ accounting principles of the United States consistently applied.

(t) "Hazardous Materials" means all pesticides, pollutants, contaminants, chemicals, gasoline, petroleum products, asbestos, radioactive materials (including by-product, source and/or special nuclear materials), unreaformaldehyde, flammable explosives, or other hazardous wastes or toxic materials, that are now or hereafter subject to regulation under the Environmental Laws.

(u) "Indemnified Party" shall have the meaning attributed thereto in Section 7.6(c) hereof.
                     --------------

(v) "Indemnifying Party" shall have the meaning attributed thereto in Section 7.6(c) hereof.
                     --------------

(w) "Intellectual Property" means all patents, copyrights, trademark registrations, service mark registrations or other intellectual property licensed to or owned by Seller, which are used or useful in the operation of the Business, including any Trade Marks and including the right to sue and recover for past infringement of any such intellectual property.

(x)               "Know-How"  shall  have  the  meaning  attributed  thereto  in
                  Section 5.11(c) hereof.
                  ---------------

(y) "Law" or "Laws" means all applicable foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions and awards.

(z) "Liabilities" means liabilities, debts or other obligations, whether accrued, absolute, contingent or otherwise, known or unknown.

(aa) "Non-Competition Agreement" shall have the meaning attributed thereto in Section 3.1 hereof.
                             -----------

(bb) "Parent Company" shall have the meaning attributed thereto in the preamble hereof.

(cc) "Permitted Encumbrance" shall mean the liens and claims held by Re Work, Inc. with respect to certain equipment located at Seller's office space at 2990 E. Coliseum Blvd., Suite 150, Fort Wayne, IN 46805.

(dd)              "Purchase Price" shall have the meaning  attributed thereto in
                  Section 2.3 hereof.
                  -----------

(ee)              "REVIVE   WORx"  means  the   proprietary   software  for  the
                  conversion of IDMS/ADSO, Datacom/Ideal and ADABAS/Natural to COBOL/DB2.

(ff) "Seller's Contracts" shall have the meaning attributed thereto in Section 5.7 hereof.
                     -----------

(gg) "Seller Related Document(s)" means this Agreement and all other agreements or instruments contemplated to be executed and delivered by Seller to Buyer under this Agreement.

(hh) "Tax(es)" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

(ii)              "Technology" has the meaning set forth in the recitals.

(jj)              "Trade Marks" means the  trademarks or service marks listed in
                  Schedule 21(jj) attached hereto.
                  ---------------


                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their representative duly authorized officers this 16 day of April 1999.


BY SELLER:

REVIVE TECHNOLOGIES INCORPORATED


By:      /s/Joseph J. Porfeli
         --------------------
         Joseph J. Porfeli
         President and Chief Executive Officer


And for the sole purpose of Sections 7.6 and 9.5 hereof


BY PARENT COMPANY:

ENTERPRISE SOFTWARE, INC.


By:      /s/Richard Schleufer
         --------------------
         Richard Schleufer
         Chief Executive Officer


BY BUYER:

MANTECH SYSTEMS SOLUTIONS CORPORATION



By:      /s/James F. Parks
         -----------------
         James F. Parks
         President